Exhibit 99.1

GAMING AND LEISURE PROPERTIES ANNOUNCES PUBLIC OFFERING

OF $1,000,000,000 OF SENIOR NOTES

WYOMISSING, Pa., May 7, 2018 – Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) (NASDAQ: GLPI) today announced that its operating partnership, GLP Capital, L.P. (the “Operating Partnership”), and GLP Financing II, Inc., a wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), have commenced an offering to sell $1,000,000,000 aggregate principal amount of senior notes (the “Notes”) in a public offering. The Notes will be offered in two tranches, the first of which will be due 2025 and the second of which will be due 2028. The Notes will be senior unsecured obligations of the Issuers, guaranteed by the Company.

The Issuers intend to use (i) approximately $485.0 million of the net proceeds from the offering of Notes to prepay and extinguish the outstanding borrowings under the term loan A facility under their existing senior unsecured credit facility (the “Existing Credit Facility”), excluding any accrued and unpaid interest thereon and to repay a portion of the outstanding borrowings under the term loan A-1 facility under the Existing Credit Facility and (ii) approximately $504.4 million of the net proceeds from the offering and $56.4 million in borrowings under a new revolving credit facility to be entered into pursuant to an amendment to the Existing Credit Facility contemporaneously with the closing of the Notes offering (as amended, the “New Credit Facility”) to finance a cash tender offer (the “Tender Offer”) to purchase any and all of the $550 million aggregate principal amount of the Issuers’ outstanding 4.375% Senior Notes due November 1, 2018 (the “2018 Notes”) and a related consent solicitation in respect of the indenture governing the 2018 Notes, and to pay fees and expenses incurred in connection with amending the Existing Credit Facility. To the extent that not all holders of the 2018 Notes participate in the Tender Offer and there are any remaining net proceeds from the offering of Notes, the Issuers will use such remaining net proceeds for general corporate purposes or to pay down borrowings under the New Credit Facility.

Wells Fargo Securities, LLC, Citizens Capital Markets, Inc., BofA Merrill Lynch, Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc. and Barclays Capital Inc. are serving as joint book-running managers for the offering. The offering will be made under an effective shelf registration statement of the Company, the Operating Partnership and Capital Corp. previously filed with the Securities and Exchange Commission (“SEC”). When available, a copy of the preliminary prospectus supplement, final prospectus supplement and prospectus relating to the offering may be obtained from Wells Fargo Securities, LLC at 608 2nd Ave S, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by calling (800) 645-3751, Opt 5 or by email at wfscustomerservice@wellsfargo.com; or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale will be made only by means of the prospectus supplement and prospectus forming part of the effective registration statement relating to these securities.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the proposed public offering. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI’s ability to maintain its status as a REIT; GLPI’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI’s existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended from time to time, and GLPI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, in each case, as filed with the SEC. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Contact

Investor Relations — Gaming and Leisure Properties, Inc.

Hayes Croushore

T: 610-378-8396

Email: Hcroushore@glpropinc.com

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